SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL FIXED INCOME FUND
OCTOBER, 1999
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					Security Purchased			Comparison Security		Comparison Security
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Issuer				Air 2 US					Continental Airlines		American Airlines

Underwriters			CS First Boston, Morgan Stanley 	CS First Boston, Morgan		CS First Boston, Morgan
					Dean Witter, Blaylock & Partners, 	Stanley Dean Witter, Chase	Stanley Dean Witter,
					Chase Securities, DB Securities, 	Securities, Goldman,		Chase Securities,
					Goldman, JP Morgan, Salomon Smith 	Salomon Smith Barney		Goldman, Merrill Lynch,
					Barney, Warburg Dillon Read, 							Salomon Smith Barney
					Williams Capital Group, Inc.

Years of continuous
operation, including
predecessors			> 3 years					> 3 years				> 3 years

Security 				AIRBUS  8.027%, 10/1/20			CAI 6.545% 2/2/19			AMR 7.024% 10/15/09

Is the affiliate a manager
or co-manager of offering?	co-manager					no					no

Name of underwriter or
dealer from which purchased	Salomon					n/a					n/a

Firm commitment
underwriting?			private placement				yes					yes

Trade date/Date of Offering	10/28/1999					1/21/1999				9/23/1999

Total dollar amount of
offering sold to QIBs		$1,276,000,000				-					-

Total dollar amount of
any concurrent public
offering				$638,000,000				$541,746,000			$316,969,000

Total					$1,914,000,000				$541,746,000			$316,969,000

Public offering price		100.000					100.00				100.00

Price paid if other than
public offering price		same						n/a					n/a

Underwriting spread or
commission				not disclosed because 			0.55%					0.25%
					private placement

Rating				Aa2/AA					Aa3/AA+				Aa1/AAA

Current yield			8.03%						7.27%					7.21%

Total par value purchased	$18,355,000					n/a					n/a

$ amount of purchase		$18,355,000					n/a					n/a

% of offering purchased
by fund				0.96%						n/a					n/a

% of offering purchased by
associated funds			0.00%						n/a					n/a

Total					0.96%						n/a					n/a
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